UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PEREGRINE SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2013

To the Stockholders of Peregrine Semiconductor Corporation:

It is my pleasure to invite you to attend Peregrine Semiconductor Corporation’s 2013 Annual Meeting of Stockholders, to be held on Monday, May 20, 2013 at 9450 Carroll Park Drive, San Diego, California. The Annual Meeting will begin promptly at 10:00 am, local time.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you expect to attend, please date, sign, and return your proxy card in the enclosed envelope or vote by using the Internet according to the instructions in the Proxy Statement, as soon as possible to assure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting, and follow the instructions in the Proxy Statement, you may vote your shares in person even though you have previously voted by proxy. On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,

James S. Cable, Ph.D.
Chairman and Chief Executive Officer

9380 Carroll Park Drive

San Diego, CA 92121

T 858.731.9400

www.psemi.com

Peregrine Semiconductor Corporation

9380 Carroll Park Drive

San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 20, 2013

To the Stockholders of Peregrine Semiconductor Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of Peregrine Semiconductor Corporation, a Delaware corporation (the “Company”). The Annual Meeting will be held on Monday, May 20, 2013, at 10:00 am local time at 9450 Carroll Park Drive, San Diego, California, for the following purposes:

1.	To elect three Class I directors to serve until the 2016 Annual Meeting of stockholders.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 1, 2013. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Joel E. Keller
Corporate Secretary

San Diego, California

April 25, 2013

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote as soon as possible. We encourage you to vote via the Internet. For further details, see “Questions and Answers about This Proxy Material and Voting.”

Peregrine Semiconductor Corporation

9380 Carroll Park Drive

San Diego, CA 92121

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2013

AVAILABILITY OF PROXY MATERIALS

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Peregrine Semiconductor Corporation (the “Company” or “Peregrine Semiconductor”), which will be held on Monday, May 20, 2013, at 10:00 am local time at 9450 Carroll Park Drive, San Diego, California.

On or about April 25, 2013, we will begin mailing to our stockholders a copy of this proxy statement, a proxy card and our annual report. The proxy card also instructs you how you may submit your proxy over the Internet.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2017; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

You have received these proxy materials because the Board of Directors of the Company is soliciting your proxy to vote at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”).

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 1, 2013 will be entitled to vote at the Annual Meeting. On this record date, there were 32,033,610 shares of Company common stock (“Common Stock”) outstanding. The holders of Common Stock have the right to one vote for each share they held as of the record date.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the place of the Annual Meeting on May 20, 2013 and will be accessible for ten days prior to the Annual Meeting at our principal place of business, 9380 Carroll Park Drive, San Diego, CA 92121, between the hours of 9:00 a.m. and 5:00 p.m. local time.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of three Class I directors; and

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013.

How do I vote?

If on April 1, 2013, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet or by mail as described below. Stockholders also may attend the Annual Meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

•

You may vote by using the Internet at www.proxyvote.com and following the instructions for Internet voting on the proxy card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 19, 2013. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail by completing and mailing in a paper proxy card as outlined in this notice.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If your shares are held by your broker as your nominee (that is, in “street name”), you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “For” the election of all three nominees for director, and (ii) “For” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013. However, with respect to (i) of the preceding sentence, if you are not a record holder, such as where your shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order for your shares to be properly voted. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 9380 Carroll Park Drive, San Diego, California 92121.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total for any proposal.

If your shares are held in “street name”, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. Proposal 1, the election of directors (unlike Proposal 2), is “non-discretionary” and therefore if you hold your shares through a broker, nominee, fiduciary or other custodian, your shares will not be voted on Proposal 1 unless you provide voting instructions to the record holder.

How many votes are needed to approve each proposal?

•	For Proposal 1, the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•

To be approved, Proposal 2 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013 must receive a “For” vote from the majority of all outstanding shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if a majority of all shares outstanding on April 1, 2013, the record date, are represented at the Annual meeting present in person or by proxy. On the record date, there were 32,033,610 shares of Common Stock outstanding and entitled to vote. Thus, 16,016,806 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be available on a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the end of the Annual Meeting.

When are stockholder proposals due for next year’s Annual Meeting?

If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Corporate Secretary of the Company on or before December 26, 2013. If you wish to submit a proposal to be presented at the 2014 Annual Meeting of Stockholders but which will not be included in the Company’s proxy materials, your Solicitation Notice, as defined in our bylaws, must be received by the Corporate Secretary of the Company at Peregrine Semiconductor Corporation, 9380 Carroll Park Drive, San Diego, CA 92121, Attn: Corporate Secretary, no earlier than February 9, 2014 and no later than March 11, 2014. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Peregrine Semiconductor’s current bylaws may be found on the corporate governance subsection of the investor relations section of our corporate website at www.psemi.com.

How can I communicate with the Board of Directors?

Our Board of Directors has adopted a process for stockholder communication with the Board. Stockholders wishing to communicate with the Board may send a written communication addressed to the Corporate Secretary of Peregrine Semiconductor Corporation at 9380 Carroll Park Drive, San Diego, California 92121. The Corporate Secretary will screen all communications for product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material before forwarding to the Board. The process regarding stockholder communications with the Board is posted on our website at http://www.psemi.com under Investors—Corporate Governance— Contact the Board.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers, and certain information about each of them as of April 1, 2013 are set forth below.

Name	Age	Position
James S. Cable, Ph.D.	54	Chief Executive Officer, President and Chairman
Jay C. Biskupski	56	Chief Financial Officer
Ronald E. Reedy, Ph.D.	65	Chief Technology Officer
Rodd E. Novak	47	Chief Marketing Officer
Dylan J. Kelly	35	Vice President and General Manager, Mobile Wireless Solutions Business Unit
David R. Shepard	51	Vice President and General Manager, High Performance Solutions Business Unit
John H. Allen (1)	61	Director
Jeffrey K. Belk (2)	50	Director
Paul N. D’Addario	60	Director
Gary A. Monetti (1)(3)	54	Director
Robert D. Pavey (3)	70	Director
Carl P. Schlachte (2)	49	Director
Elton B. Sherwin (2)(3)	59	Director
Anthony S. Thornley (1)	66	Director

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of Nominating and Corporate Governance Committee.

James S. Cable, Ph.D. has served as our Chief Executive Officer since September 2002 and as our President and Chairman since December 2008. Since joining us in 1996, Dr. Cable also has held positions as our Chief Operating Officer and Vice President of Technology and Operations. Dr. Cable has over 25 years of experience in semiconductor research, development, and production, including management positions with Hughes Microelectronics Center, Hughes Technology Center and TRW Inc. Dr. Cable received a B.S. from the University of California, Riverside and a M.S.E.E. and a Ph.D. from the University of California, Los Angeles. Dr. Cable’s significant semiconductor research experience and Ph.D. in electrical engineering, and the fact that he serves as our Chief Executive Officer and President, led to the conclusion that he should serve as a director.

Jay C. Biskupski has served as our Chief Financial Officer since February 2009. From October 2008 to February 2009, Mr. Biskupski was as a principal of a financial consulting firm. From July 2004 to May 2008, Mr. Biskupski served as Vice President and Chief Financial Officer of Xantrex Technology, Inc., a developer of advanced power electronics products for mobile applications. From February 2001 to June 2004, he served as Corporate Controller of PMC-Sierra, Inc., a company providing Internet infrastructure semiconductor solutions, and from May 2000 to February 2001, he served as Chief Financial Officer of ThinkPulse Inc. From March 1990 to May 1999, Mr. Biskupski held a variety of executive finance roles with Schlumberger Ltd. in the smart card and metering businesses. Prior to Schlumberger, Mr. Biskupski worked as controller and accounting systems manager for Nortel Networks Corporation and was an auditor for Touche Ross & Co., now Deloitte & Touche LLP. He is a C.P.A. (Illinois) and a Chartered Accountant (Canada). Mr. Biskupski received a Bachelor of Mathematics / Accounting from the University of Waterloo in Canada and an M.B.A. from the University of California, Los Angeles.

Ronald E. Reedy, Ph.D. has served as our Chief Technology Officer since July 2011. From February 1990 to July 2011, he held various positions with Peregrine, including President, Chairman, Chief Executive Officer,

Chief Operating Officer, Chief Technology Officer, Vice President and Chief of Staff. Prior to joining us, Dr. Reedy led the microelectronics division at Navy Research and Development and was engaged in research and development of fiber communications and photonic systems. He is a co-inventor of UltraCMOS technology. Dr. Reedy received a B.S. and M.S.E.E. from the U.S. Naval Academy and a Ph.D. from the University of California, San Diego.

Rodd E. Novak has served as our Chief Marketing Officer since January 2010. Since joining us in January 2003, he has held various positions, including Vice President of Marketing and most recently Vice President of Sales and Marketing. Prior to joining us, Mr. Novak served in corporate marketing for both CTS Corporation and Northrop Grumman. Mr. Novak began his career as an electrical engineer with Comsat Laboratories and later moved to Xetron Corporation. Mr. Novak received a B.S.E.E. from the University of Cincinnati and an M.B.A. from Xavier University.

Dylan J. Kelly has served as our Vice President and General Manager, Mobile Wireless Solutions Business Unit since January 2010. Since joining us in June 2000, Mr. Kelly has held various technical and management positions in RFIC design and marketing. Prior to joining us, he performed transceiver design for Motorola. Mr. Kelly received a B.S. from the University of Texas, Austin and an M.S. from the University of California, San Diego.

David R. Shepard has served as our Vice President and General Manager, High Performance Solutions Business Unit since April 2010. From October 2003 to August 2009, Mr. Shepard served as President and Chief Executive Officer of Sequoia Communications, an early stage company specializing in RF transceivers for mobile handsets. Prior to that, he held various positions at Texas Instruments, including General Manager of the Wireless Infrastructure Business Unit. Mr. Shepard received a B.A. from Lawrence University and an M.S.E.E. from the University of Wisconsin, Madison.

John H. Allen has served as a member of our board of directors since June 2006. Since November 2007, Mr. Allen has served as Vice President Administration of Cohu, Inc., a supplier of test handling, burn-in, and thermal solutions used by the global semiconductor industry, microwave communications, and video equipment. From June 1995 until November 2007, Mr. Allen served as Vice President Finance and Chief Financial Officer of Cohu, Inc. Prior to joining Cohu, Mr. Allen held various positions with Ernst & Young LLP from 1976 until June 1995 and had been a partner with that firm since 1987. Mr. Allen received a B.A. and an M.B.A. from Michigan State University. Mr. Allen’s experience as a C.P.A. with Ernst & Young LLP and as Chief Financial Officer of Cohu, Inc. led to the conclusion that he should serve as a director.

Jeffrey K. Belk has served as a member of our board of directors since January 2008. Since January 2008, Mr. Belk has served as Managing Director of ICT168 Capital, LLC, focused on developing and guiding global growth opportunities in the information and communication technology space. Prior to founding ICT168 Capital, Mr. Belk spent nearly 14 years with QUALCOMM Incorporated, a developer and provider of digital wireless communications products and services, where he held various positions including Senior Vice President, Global Marketing. Mr. Belk also serves on the board of InterDigital, Inc., a designer and developer of digital wireless technologies for use in digital cellular and wireless IEEE 802-related products and networks. He also serves on the board of the Wireless-Life Sciences Alliance, a think tank connecting global leaders in healthcare and wireless technology. Mr. Belk received a B.A. from the University of California, San Diego and an M.B.A. from the University of California, Irvine. Mr. Belk’s marketing and management experience with wireless technology companies led to the conclusion that he should serve as a director.

Paul N. D’Addario has served as a member of our board of directors since May 2007. Since September 2001, Mr. D’Addario has served as Senior Managing Director of Palisades Ventures, a private equity fund making growth stage investments in information technology, communications, and media technology companies. Prior to co-founding Palisades Ventures, Mr. D’Addario was a member of the Media/Telecom Group of Credit Suisse First Boston, which acquired Donaldson, Lufkin & Jenrette at the time Mr. D’Addario was a Managing

Director and member of the investment committee of the DLJ New Economy Fund. Mr. D’Addario received a B.A. from Boston College, a M.Sc. from the London School of Economics, and a J.D. from Villanova Law School. Mr. D’Addario’s six years of legal practice and 18 years of investment banking experience led to the conclusion that he should serve as a director.

Gary A. Monetti has served as a member of our board of directors since May 2005. Since 2004 Mr. Monetti has worked as an industry consultant and advisor to various private venture businesses. Mr. Monetti worked with Sawtek Inc., a manufacturer of RF SAW filters, from 1982 to 2004, where he held various positions including Vice President of Sales & Marketing, Vice President of Engineering, Chief Operating Officer, President, Chief Executive Officer, and, following the acquisition of Sawtek by TriQuint Semiconductor, in 2001, President of the Sawtek Division. Mr. Monetti has also served on the board of directors of Sawtek and a number of private companies. Mr. Monetti received a B.S. in electrical engineering from the University of Illinois and an M.B.A. from Rollins College. Mr. Monetti’s 22-year career at Sawtek, during which he helped lead the company in numerous operational and strategic initiatives (including Sawtek’s initial public offering and two subsequent public offerings), led to the conclusion that he should serve as a director.

Robert D. Pavey has served as a member of our board of directors since November 2007. Mr. Pavey joined Morgenthaler Ventures, a venture capital and private equity firm, in 1969 and has been a Partner there since 1971. From 1990 to 1992, Mr. Pavey served as volunteer President and then Chairman of the National Venture Capital Association. His major current focus is on wireless markets as well as semiconductors, materials and devices. Mr. Pavey also serves on the boards of a number of private companies, including CLK Design Automation, Inc., Cortina Systems, Inc., OmniPV, Inc., and R2 Semiconductor. Mr. Pavey received a B.S. from The College of William & Mary, an M.S. from Columbia University, and an M.B.A. from Harvard Graduate School of Business Administration. Mr. Pavey’s extensive experience in private equity, venture capital, and as a member of the boards of directors of a number of private companies and several past public companies as well as his relationship with Morgenthaler Partners VI, L.P., one of our largest stockholders, led to the conclusion that he should serve as a director.

Carl P. Schlachte has served as a member of our board of directors since October 2010. Since July 2010, Mr. Schlachte has served as Chief Executive Officer and Chairman of the board of directors of Ventiva Corporation. Mr. Schlachte is also Chairman of the Board of Immersion Corporation (NASDAQ: IMMR), having joined them in June 2011. Immersion develops and licenses touch feedback technologies for the consumer electronics industry. Mr. Schlachte served on the board of MOSAID Technologies a leading licensor of semiconductor intellectual property. He was its Chairman until its sale in December 2011. From February 2004 to May 2009, Mr. Schlachte was President and Chief Executive Officer of ARC International, a provider of configurable processor technology to semiconductor companies worldwide. He has more than twenty five years of experience in the semiconductor industry, including Chief Executive Officer roles at global fabless semiconductor and IP companies and executive positions at Motorola and ARM Holdings plc. At ARM, he established its North American operations and secured strategic relationships with semiconductor and system companies in the U.S. Mr. Schlachte received a B.S. from Clemson University. Mr. Schlachte’s recent experience as a director of other companies, coupled with his significant experience in semiconductor intellectual property and licensing, led to the conclusion that he should serve as a director.

Elton B. Sherwin has served as a member of our board of directors since October 2004. Mr. Sherwin has been a Senior Managing Director of Ridgewood Capital Management, LLC since 1999. During his career, Mr. Sherwin also spent over twenty years at IBM and Motorola, Inc. in various marketing and management roles, including establishing the West Coast office of Motorola’s venture capital business. Mr. Sherwin has authored two books and has been granted eight patents. Mr. Sherwin is a member of the boards of directors of Scintera Networks, Inc., Drill Map, and NRG Dynamix. Mr. Sherwin received a B.A. from the University of California at Berkeley. Mr. Sherwin’s extensive experience in corporate governance and venture capital led to the conclusion that he should serve as a director.

Anthony S. Thornley has served as a director since November 2010. Mr. Thornley served as Interim President and Chief Executive Officer of Callaway Golf Company, a golf equipment manufacturer, from June

2011 to March 5, 2012. He was employed by QUALCOMM Inc. from March 1994 to June 2005, serving as Chief Financial Officer from March 1994 to July 2001, Chief Financial and Operating Officer from July 2001 to February 2002, and President and Chief Operating Officer from February 2002 to June 2005. Prior to joining QUALCOMM, he was with Nortel Networks, a telecommunications equipment manufacturer, for 16 years in various financial and information systems management positions, including Vice President Finance and IS, Public Networks, Vice President Finance, NT World Trade, and Corporate Controller, Nortel Limited. He has also worked for Coopers and Lybrand in public accounting. Mr. Thornley is a director of Callaway Golf, Cavium Networks Inc., a semiconductor company enabling intelligent network applications, Proximetry, Inc., a network software company, Basho Technologies Inc., a database software company, Envizio Inc., a mobile payments company and Gorgon Media LLC, a specialized investment company. Mr. Thornley received his B.Sc. from the University of Manchester, England and qualified as a chartered accountant in England and Wales. Mr. Thornley’s experience as a chief financial officer, chief operating officer and director, as well as his experience in the semiconductor industry, led to the conclusion that he should serve as a director.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of the Board of Directors

As required under the listing standards of the Nasdaq Global Market (“Nasdaq”), a majority of the members of a Nasdaq-listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by its Board of Directors. Our Board of Directors consults with counsel to ensure that the Board of Directors’ determinations are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Management has reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this Proxy Statement, these questionnaires did not disclose any transactions, relationships, or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards except for James S. Cable, Ph.D.

Information Regarding the Board of Directors and its Committees

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Board has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The following table provides membership and meeting information for each of the Board committees during 2012:

Name	Audit	Compensation	Nominating/ Corporate Governance
John H. Allen	Chairman	—	—
Jeffrey K. Belk	—	Chairman	—
Paul N. D’Addario	—	—	—
Gary A. Monetti	Member	—	Member
Robert D. Pavey	—	—	Chairman
Carl P. Schlachte	—	Member	—
Elton B. Sherwin	—	Member	Member
Anthony S. Thornley	Member	—	—

Total meetings held in fiscal year 2012	11	5	3

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation and Nominating and Governance Committees meets the applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

Our audit committee is responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	preparing the audit committee report in our annual proxy statement;

•	reviewing and monitoring actual and potential conflicts of interest of members of our Board of Directors and officers; and

•	reviewing and evaluating, at least annually, its own performance and that of its members, including compliance with the committee charter.

Our Audit Committee charter can be found on the corporate governance section of our corporate website at www.psemi.com. Each of Messrs, Allen, Monetti and Thornley served on the Audit Committee of the Board of Directors during 2012. The Audit Committee met eleven times during 2012.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Board of Directors has determined that Mr. Allen is an audit committee financial expert as defined by Item 407(d) of Regulation S-K. The Board made a qualitative assessment of Mr. Allen’s level of knowledge and experience based on a number of factors, including his experience as a C.P.A. with Ernst & Young LLP and as a Chief Financial Officer of Cohu, Inc.

Compensation Committee

Our compensation committee is responsible for, among other things:

•	overseeing the development and implementation of our compensation philosophy and our benefits policies generally;

•	making recommendations to the Board regarding adoption of equity-based compensation plans and other incentive compensation plans that are subject to Board and/or stockholder approval;

•	overseeing administration of our equity compensation and other incentive compensation plans;

•

reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, as well as evaluating their performance in light of the compensation program objectives;

•	reviewing and approving compensation, benefits and other employment arrangements for our Chief Executive Officer and our other executive officers;

•	overseeing compensation-related risk, stock ownership guidelines, and succession planning for our executive officers;

•	reviewing and recommending compensation goals and bonus and equity compensation criteria for our employees;

•	reviewing and recommending compensation programs for non-employee directors;

•	engaging and approving payment of compensation consultants to assist the committee in discharging its responsibilities; and

•	reviewing and evaluating, at least annually, its own performance and that of its members, including adequacy of its written charter.

A more detailed description of the Committee’s functions can be found in our Compensation Committee Charter. The charter is published in the corporate governance section of our website at www.psemi.com. Each of Messrs. Belk, Schlachte and Sherwin served on the Compensation Committee of the Board of Directors during 2012. All members of the Committee are independent (as independence is currently defined in the Nasdaq listing standards).

The Compensation Committee met five times during 2012. The committee annually reviews compensation for our executive officers, including our named executive officers. Dr. Cable, our principal executive officer, does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Committee’s deliberations about their compensation. Mr. Biskupski, our Chief Financial Officer, also assists the Committee in its executive officer, director and employee compensation deliberations. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors. The Compensation Committee has the authority to delegate its authority to one or more of our employees, except that it can neither delegate its authority to determine specific awards to directors or executive officers nor delegate authority that may not under applicable law, listing standard or charter documents be delegated to a non-Board member. In September 2012, the Compensation Committee approved the delegation of authority to grant stock options to a Stock Option Committee comprised of our Chief Executive Officer (Dr. Cable) and our Chief Financial Officer (Mr. Biskupski). The Stock Option Committee has authority to grant stock options to newly hired employees who are not officers within certain position-based guidelines and annual share limits as established from time to time by the Compensation Committee.

The Compensation Committee has retained the services of Compensia, Inc., a compensation consulting firm, to assist it in discharging its duties. Specifically, Compensia has recommended a peer group of companies from which to obtain market compensation data, has reviewed our executive officer compensation including against the peer group data, and has been available to assist the committee in the annual compensation-setting process as requested. The Compensation Committee has determined that no impermissible conflict of interest applies in connection with Compensia’s performance of its responsibilities to the committee.

The Compensation Committee has determined that our compensation programs are not likely to have a material adverse impact on our business or financial condition.

Nominating and Governance Committee

Our nominating and governance committee is responsible for, among other things:

•	assisting our board of Directors in identifying prospective director nominees and recommending nominees for each Annual Meeting of stockholders to the Board of Directors;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors;

•	overseeing the evaluation of our Board of Directors and management;

•	recommending members for each board committee to our Board of Directors;

•	reviewing and monitoring our code of business conduct and ethics; and

•	reviewing and evaluating, at least annually, its own performance and that of its members, including compliance with the committee charter.

Our Nominating and Governance Committee charter can be found on the corporate governance section of our corporate website at www.psemi.com. Each of Messrs. Monetti, Pavey and Sherwin served on the Nominating and Governance Committee of the Board of Directors during 2012. All members of the Nominating and Governance Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Nominating and Governance Committee met three times during 2012.

Our Nominating and Governance Committee believes that the minimum qualifications and skills that candidates for director should possess include (i) the highest professional and personal ethics and values, (ii) broad experience at the policy-making level in business, government, education, technology or public interest, (iii) a commitment to enhancing stockholder value and (iv) sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The committee also considers the following factors, in no particular order of importance: (i) various and relevant career experience, (ii) relevant skills, such as an understanding of the Company’s business, (iii) financial expertise, (iv) diversity and (v) local and community ties. However, the Nominating and Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders. While we do not have a formal policy on diversity, our Nominating and Governance Committee considers diversity of experience as one of the factors it considers in conducting its assessment of director nominees, along with such other factors as it deems appropriate given the then current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, our Nominating and Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the Nominating and Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating and Governance Committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of Messrs. Belk, Schlachte and Sherwin served on the Compensation Committee of the Board of Directors during 2012. None of the members of the Compensation Committee was at any time during the 2012 fiscal year (or at any other time) an officer or employee of the Company. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

RISK OVERSIGHT MANAGEMENT

Our Board provides risk oversight for our entire company by receiving management presentations, including risk assessments, from all functional areas of our company, and discussing these assessments with management. The Board’s overall risk oversight is supplemented by the various committees. The Audit Committee discusses with management and our independent registered public accounting firm our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures. Our Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met fifteen times during 2012. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which such member was a director or committee member.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted the Peregrine Semiconductor Corporation Code of Business Conduct and Ethics that applies to all directors, officers and employees. A copy is available on the corporate governance section of our website at www.psemi.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver in its public filings, as required by law or securities market regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of April 1, 2013 by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

This table lists applicable percentage ownership based on 32,033,610 shares of Common Stock outstanding as of April 1, 2013. Options to purchase shares of our Common Stock that are exercisable within 60 days of April 1, 2013 are deemed to be beneficially owned by the persons holding these options and convertible notes for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Total Outstanding Common Stock
5% or Greater Stockholders
Morgenthaler Partners VI, L.P (1).	3,751,013	11.71%
2710 Sand Hill Road, Suite 100 Menlo Park, CA 94025

Directors and Named Executive Officers
James S. Cable, Ph.D. (2)	1,121,875	3.39%
Jay C. Biskupski (3)	238,864	*
David R. Shepard (4)	157,356	*
John H. Allen (5)	60,409	*
Jeffrey K. Belk (6)	73,439	*
Gary A. Monetti (7)	66,761	*
Paul N. D’Addario (8)	1,563,788	4.88%
Robert D. Pavey (9)	3,755,101	11.72%
Elton B. Sherwin (10)	22,766	*
Carl P. Schlachte (11)	24,978	*
Anthony S. Thornley (12)	34,524	*
All current directors and executive officers as a group (14 persons) (13)	7,837,530	22.87%

*	Less than one percent.
(1)

Consists of 3,751,013 shares held by Morgenthaler Partners VI, L.P. as of April 1, 2013. The general partner of Morgenthaler Partners VI, L.P. is Morgenthaler Management Partners VI, L.L.C. The managing members of Morgenthaler Management Partners VI, L.L.C. are Robert C. Bellas, Jr., Gary J. Morgenthaler,

Robert D. Pavey, John D. Lutsi, G. Gary Shaffer, Gary R. Little, Peter G. Taft, Theodore A. Laufik and Paul R. Levine. The managing members have shared voting and dispositive power over the shares held by Morgenthaler Partners VI, L.P. Each of the managing members disclaims beneficial ownership of the shares held by Morgenthaler Partners VI, L.P., except to the extent of their pecuniary interest therein.
(2)	Consists of 10,366 shares held by UBS Financial Services as IRA custodian for James S. Cable, 79,708 shares held by James S. Cable, and 1,031,801 shares issuable upon exercise of options exercisable within 60 days of April 1, 2013. Does not include 4,442 shares held by family members of James S. Cable.
(3)	Consists of 4,001 shares held by Jay C. Biskupski and 234,863 shares issuable upon exercise of options exercisable within 60 days of April 1, 2013.
(4)	Consists of 1 share held by David R. Shepard and 157,355 shares issuable upon exercise of options exercisable within 60 days of April 1, 2013. 33,004 of these shares are subject to a right of repurchase by the company in the event Mr. Shepard’s service terminates prior to vesting of these shares.
(5)	Consists of 33,832 shares held by John H. Allen, and 26,577 shares issuable upon exercise of options exercisable within 60 days of April 1, 2013.
(6)	Consists of 20,435 shares held by Jeffrey K. Belk, 10,217 shares held by the Jeffrey K. Belk and Kim Z. Belk Trust Dated July 22, 1998 and 42,786 shares issuable to Mr. Belk upon exercise of options exercisable within 60 days of April 1, 2013.
(7)	Consists of 25,545 shares held by Gary A. Monetti, and 41,216 shares issuable upon exercise of options exercisable within 60 days of April 1, 2013.
(8)	Consists of 1,559,700 shares held by the Palisades Entities, 1 share held by Paul N. D’Addario and 4,087 shares issuable upon exercise of options exercisable within 60 days of April 1, 2013.
(9)	Consists of 3,551,013 shares held by Morgenthaler Partners VI, L.P, 1 share held by Robert D. Pavey and 4,087 shares issuable upon exercise of options exercisable within 60 days of April 1, 2013.
(10)	Consists of 18,679 shares held by Elton B. Sherwin and 4,087 shares issuable upon exercise of options exercisable within 60 days of April 1, 2013.
(11)	Consists of 1 share held by Carl P. Schlachte and 24,977 shares issuable upon exercise of options exercisable within 60 days of April 1, 2013.
(12)	Consists of 10,001 shares held by Anthony S. Thornley and 24,523 shares issuable upon exercise of options exercisable within 60 days of April 1, 2013.
(13)	Includes 2,241,182 shares issuable upon exercise of options exercisable within 60 days of April 1, 2013, including 284,714 shares issuable to Ronald E. Reedy, Ph.D., 10,218 shares held by Ron E. Reedy, Ph.D., 40,829 shares held by Ron and Robin Ready Living Trust, 21,797 shares held by the Reedy Family Educational Trust, 222,691 shares issuable to Rodd E. Novak, 137,418 shares issuable to Dylan J. Kelly, 1 share held by Rodd E. Novak, and 1 share held by Dylan J. Kelly.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 29, 2012, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, with the exception of the following directors, executive officers, and greater than 10% stockholders, who each filed a Form 3 report one day late on August 8, 2012: (i) John Allen, (ii) Jeffrey Belk, (iii) James Cable, (iv) Paul D’Addario, (v) Gary Monetti, (vi) Robert Pavey, (vii) Elton Sherwin, (viii) Anthony Thornley, (ix) Jay Biskupski, (x) Rodd Novak, (xi) Ronald Reedy, (xii) Advanced Equities Financial Corp, (xiii) Morgenthaler Partners VI, and (xiv) Ridgewood Peregrine LLC. The late Form 3 report filed on August 8, 2012 was the only late report for each person identified.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

As provided by our Audit Committee charter adopted in connection with our initial public offering, our Audit Committee is responsible for reviewing and approving in advance any related party transaction. Prior to our initial public offering, related party transactions were approved by our board of directors. Neither the Board of Directors nor the Audit Committee has adopted specific policies or guidelines relating to the approval of related party transactions. The members of our Audit Committee determine whether to approve a related party transaction in the exercise of their fiduciary duties as directors. We did not have any such transactions during 2012.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation paid to our “principal executive officer,” and our next two most highly compensated executive officers during fiscal years 2011 and 2012. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)		All Other Compensation ($)		Total ($)
James S. Cable, Ph.D.	2012	326,265	—	317,981		108,047	(4)	752,293
Chairman, Chief Executive Officer and President	2011	285,000	489,600	84,563	(3)	—		859,163
Jay C. Biskupski	2012	241,130	—	156,713		—		397,842
Chief Financial Officer	2011	225,000	345,600	50,625		—		621,225
David R. Shepard	2012	232,562	—	151,138		—		383,700
Vice President and General Manager, High Performance Solutions Business Unit	2011	220,000	259,200	49,500		—		528,700

(1)	The amounts in this column represent the aggregate grant date fair value of option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic No. 718. See Note 5 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 19, 2013 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.
(2)	The amounts in this column reflect awards earned under our 2012 and 2011 cash incentive bonus programs for performance in the respective fiscal year, and which were paid early in the following fiscal year. The amounts earned under the 2012 and 2011 cash incentive bonus programs are based on the officer’s target bonus amount and the actual salary earned during the fiscal year (not the officer’s base salary as of the end of the applicable fiscal year).
(3)	Includes $1,200 paid during 2011 under a company program that rewards employees in connection with certain patent filing successes.
(4)	Includes a pay-out of accrued vacation of $106,100, taxable fringe benefits of $1,497, and a patent bonus of $450.

Narrative Explanation of Certain Aspects of the Summary Compensation Table

The base salaries of all executive officers are reviewed annually and adjusted when our Board or its Compensation Committee determines an adjustment is appropriate. For part of fiscal 2012, the annual base salaries for our named executive officers remained at the same levels as in fiscal 2011, and were as follows: Dr. Cable – $285,000; Mr. Biskupski – $225,000; and Mr. Shepard – $220,000. In April 2012, our Board’s Compensation Committee approved increases in base salaries for our named executive officers, which became effective upon the completion of our initial public offering on August 8, 2012, as follows: Dr. Cable, $400,000; Mr. Biskupski, $270,000; and Mr. Shepard, $255,000.

Each year, the Company adopts a cash incentive bonus program that incorporates certain short-term performance objectives designed to further our long-term business objectives. These objectives, which can change from year to year, have included corporate as well as individual objectives. We also require that participants continue to be employed through the date payments under our annual cash bonus program are made. In April 2012, our Compensation Committee increased Dr. Cable’s target bonus for 2012 from 65% to 75% of base salary. Mr. Biskupski’s and Mr. Shepard’s target bonus amounts were 50% of their respective base salaries.

The 2012 cash incentive bonus program incorporated certain financial performance metrics relating to revenue growth, gross margins, adjusted operating income, and cash balance objectives (comprising 60% of the target bonus), strategic initiative objectives relating to completion of our initial public offering and advancement in our business scaling (comprising 20% of the target bonus), and an entirely discretionary component (20% of the target bonus). These objectives were established in the early part of the 2012 fiscal year, and evaluated throughout 2012 and into 2013, with the Compensation Committee reserving substantial discretion to determine amounts that would be paid out under the program. The 2012 cash incentive bonus program provided for a total maximum potential payout at 180% of target bonus amounts with overachievement based upon extraordinary corporate performance as determined in the discretion of the Compensation Committee. In reviewing achievement under the program in early 2013, our Compensation Committee determined that two of the financial objectives were achieved (revenue growth and cash balance), as were both of our strategic initiatives. Although the Compensation Committee determined that the adjusted operating income objective was not fully achieved over the full fiscal year, it took note of the fact that it was achieved for three of the four quarters during the fiscal year. Additionally, our Compensation Committee recognized a number of significant milestones achieved during 2012, including the magnitude of revenue growth during certain quarters and certain strategic initiative objectives. Accordingly, the Compensation Committee determined that the financial objective and strategic initiative portions of the bonus program would pay out in aggregate at a 55% achievement level and the entirely discretionary portion of the bonus program would pay out at a 75% achievement level, resulting in a total bonus payout under the 2012 bonus program at 130% of target bonus amounts. Based on this determination, actual bonus payouts to our named executive officers were in the following amounts: Dr. Cable - $317,981; Mr. Biskupski - $156,713; and Mr. Shepard - $151,138

In recent years, we have granted options to purchase shares of our common stock under our 2004 Stock Plan. Following the completion of our initial public offering in August 2012, options to purchase shares of our common stock to our employees, including our named executive officers, will be made under our 2012 Equity Incentive Plan. Executive officers typically receive a stock option grant upon joining the Company and may receive additional options thereafter, including in recognition of a promotion or extraordinary performance. In addition, prior to our initial public offering, our Board of Directors allowed our named executive officers (as well as other employees) to exercise their options prior to vesting, with any shares issued upon such exercise subject to repurchase by us at the exercise price, in the event the executive terminates his employment with us prior to vesting in such shares. For information regarding vesting acceleration provisions applicable to the options held by our named executive officers, which provisions determine the extent of the company’s repurchase rights of unvested shares, please see the section titled “Severance or Employment Agreements” below.

In recent years, our named executive officers have generally received a new hire option grant that vests over a four year period with 25% vesting after the first twelve months of service and the remainder vesting over the next three years of continued service. Subsequent grants made on an annual basis, or in recognition of a promotion or extraordinary performance, have generally vested in equal installments over a one year period in the fourth year following the date of grant, subject to continued service. All options are granted with an exercise price equal to or above the grant date fair market value of our common stock, as determined in good faith by our Board of Directors. Although refresh option grants are typically made annually to our employees, including our named executive officers, no annual refresh option grants were made by the Company in 2012, and no option grants were made to our named executive officers in fiscal 2012. It is anticipated that the 2012 annual refresh grants of options will be made in fiscal 2013 to our employees, including our named executive officers, along with the 2013 annual refresh grant.

Other than relocation benefits offered in connection with hiring a new executive officer or tax preparation assistance in connection with cross-border employment arrangements, we generally have not provided perquisites (or personal benefits) to our named executive officers, see “Severance or Employment Agreements.” We offer and allow our named executive officers to participate in a tax-qualified retirement plan commonly known as a “401(k) plan.”

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

The following table sets forth information regarding each unexercised option held by each of our named executive officers as of December 29, 2012.

The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see the section titled “Severance or Employment Agreements” below.

	Option Awards
Name	Date of Grant	Initial Vesting Date	Number of Securities Underlying Unexercised Options Exercisable (#) (*)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
James S. Cable, Ph.D.	4/2/04	4/2/04	14,713	(1)	—	0.73	4/2/14
	4/2/04	4/2/04	8,174	(2)	—	0.73	4/2/14
	6/9/04	4/1/04	35,422	(3)	—	0.73	6/9/14
	6/9/04	4/1/06	15,432	(4)	—	0.73	6/9/14
	6/9/04	4/1/07	31,321	(4)	—	0.73	6/9/14
	5/19/05	4/1/08	80,354	(5)	—	0.88	5/19/15
	5/25/06	5/25/06	272,479	(3)	—	1.76	5/25/16
	4/1/09	2/1/08	119,302	(6)(7)	—	1.76	1/31/18
	4/1/09	4/1/10	163,039	(6)(8)	—	1.76	1/31/18
	5/28/09	3/31/11	136,239	(8)	—	1.76	5/28/19
	5/28/09	3/31/12	136,239	(8)	—	1.76	5/28/19
	7/22/10	4/1/13	115,803	(8)	—	7.12	7/22/20
	10/25/11	4/1/14	115,803	(8)	—	9.76	10/25/21
Jay C. Biskupski	4/14/09	4/14/09	166,042	(9)	—	1.76	4/14/19
	4/14/09	4/14/09	55,347	(10)	—	1.76	4/14/19
	7/22/10	4/1/13	81,743	(8)	—	7.12	7/22/20
	10/25/11	4/1/14	81,743	(4)	—	9.76	10/25/21
David R. Shepard	1/28/10	1/28/10	8,174	(11)	—	5.73	1/28/20
	5/20/10	5/20/10	136,239	(12)	—	6.61	5/20/20
	10/25/11	4/1/14	40,871	(4)	—	9.76	10/25/21
	10/25/11	10/25/11	20,435	(13)	—	9.76	10/25/21

*	Unless otherwise indicated in the notes below, each of the options described in this table is exercisable in full as of the grant date but is subject to a right of repurchase held by us that lapses on the option’s vesting schedule.
(1)	Shares underlying the option vest immediately on the initial vesting date.
(2)	Shares underlying the option vest with respect to 7,220 shares on the initial vesting date and the remaining shares vest in seven successive equal monthly installments from the initial vesting date.
(3)	Shares underlying the option vest in 48 successive equal monthly installments from the initial vesting date.
(4)	Shares underlying the option vest in 12 successive equal monthly installments from the initial vesting date.
(5)	Shares underlying the option vest in 24 successive equal monthly installments from the initial vesting date.
(6)	The shares under this option were repriced in February 2009 pursuant to a repricing program approved by our Board of Directors.
(7)	Shares underlying the option vest in successive equal daily installments over a 26-month period from the initial vesting date.
(8)	Shares underlying the option vest in successive equal daily installments over a 12-month period from the initial vesting date.

(9)	Shares underlying the option vest with respect of 55,347 shares on February 9, 2010 and in equal daily installments over a 36-month period thereafter.
(10)	Shares underlying the option vest with in successive equal daily installments from the initial vesting date to February 9, 2011.
(11)	Shares underlying the option vest in five successive equal monthly installments from the initial vesting date.
(12)	Shares underlying the option vest with respect to 25% of the shares when the option holder completes 12 months of continuous service after the initial vesting date and in additional successive equal daily installments over a 36-month period thereafter.
(13)	Shares underlying the option vest in 30 successive equal monthly installments from the initial vesting date.

Severance or Employment Agreements

In April 2012, in anticipation of completion of our initial public offering, our compensation committee approved new employment agreements with each of Dr. Cable and Mr. Biskupski. These agreements became effective and superseded earlier agreements between us and each officer at the time of our initial public offering in August 2012. The following describes the material terms of these new agreements, as well as the manner in which Dr. Cable’s and Mr. Biskupski’s benefits under the new agreements differ from their benefits under their prior agreements.

In the event of the officer’s involuntary termination of employment, whether or not in connection with a change of control, he will become entitled to salary continuation and payment of healthcare benefits for a period of up to 24 months in the case of Dr. Cable and up to 12 months in the case of Mr. Biskupski. In addition, if the involuntary termination occurs within 12 months following a change of control of the company, each officer will be entitled to full vesting of all equity awards then held. All benefits under these agreements are contingent upon the officer’s delivery of a release of claims in favor of the company.

For purposes of these agreements, the following definitions apply:

•	Involuntary termination of employment means either:

•	termination of employment by the company other than for cause (generally defined as illegal conduct or serious breaches of duties to us) or due to death or disability; or

•

voluntary resignation following a material reduction in duties, authority, compensation, or benefits; a forced relocation of the place of employment; or our breach of the employment agreement, including our failure to have the employment agreement assumed in the event of our change of control.

•	Change of control means any of the following:

•	A sale of our assets;

•	Our merger with or into any other entity (other than one in which our existing stockholders retain control of the combined entity);

•	The acquisition by any person of more than 50% of the voting power represented by our voting stock; or

•	A change in a majority of our board members during any 12-month period under circumstances such as a proxy contest.

These agreements replaced and superseded agreements between us and each of Dr. Cable, originally entered into in 2004, and Mr. Biskupski, entered into at the time of his hiring in early 2009. The new agreements replaced the change of control definition in the prior agreement with the Change of Control definition in our 2012 Equity Incentive Plan, expanding the definition to include a change in a majority of our board members during any 12-month period under circumstances such as a proxy contest. In addition, under his prior agreement, Dr. Cable was not entitled to any severance benefits outside of the change of control context and such severance benefits were provided only for 12 months. Under Mr. Biskupski’s prior agreement, he was entitled to only six months of severance benefits (without regard to whether a triggering termination occurred in connection with a change of control) and his change of control-related vesting acceleration benefits applied only if his involuntary termination occurred within six months of a qualifying transaction. In exchange for the additional benefits provided under the new employment agreement, Mr. Biskupski gave up his right to six months of vesting acceleration in the event his involuntary termination occurred outside of the change of control context.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information with respect to all of our equity compensation plans in effect as of December 29, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	7,601,660	$5.61	3,995,506	(2)(3)
Equity compensation plans not approved by security holders	—	$—	—
Total	7,601,660	$5.61	3,995,506

(1)	Includes the 1996 Stock Plan, the 2004 Stock Plan, the 2012 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan.
(2)

On the first business day of each fiscal year of the Company during the term of the 2012 Equity Incentive Plan, commencing on January 1, 2013 and ending on (and including) January 1, 2022, the number of authorized shares under the 2012 Equity Incentive Plan automatically increases by a number of shares equal to the least of (i) 4% of the total number of common shares outstanding on December 31st of the prior year, (ii) 2,250,000 common shares or (iii) a number of common shares determined by the Board of Directors.

(3)	Includes 1,000,000 common shares available for issuance under the 2012 Employee Stock Purchase Plan.

2012 Director Compensation

The following table sets forth information about the compensation of each person who served as a director during the 2012 fiscal year, other than a director who also served as a named executive officer.

Name	Cash Compensation ($)	Option Awards ($)(1)	Total ($)
John H. Allen (2)	41,034	—	41,034
Jeffrey K. Belk (3)	33,231	—	33,231
Paul N. D’Addario (4)	8,750	182,449	191,199
Gary A. Monetti (5)	34,837	—	34,837
Robert D. Pavey (6)	10,500	182,449	192,949
Carl P. Schlachte (7)	29,510	—	29,510
Elton B. Sherwin (8)	11,200	182,449	193,649
Anthony S. Thornley (9)	31,010	—	31,010

(1)	The amounts in this column represent the aggregate grant date fair value of the stock option, computed in accordance with FASB ASC Topic No. 718 excluding the impact of estimated forfeitures. See Note 5 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 19, 2013 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.
(2)	Mr. Allen held options to purchase an aggregate of 50,066 shares of common stock as of December 29, 2012.
(3)	Mr. Belk held options to purchase an aggregate of 66,275 shares of common stock as of December 29, 2012.
(4)	Mr. D’Addario held options to purchase an aggregate of 21,798 shares of common stock as of December 29, 2012.
(5)	Mr. Monetti held options to purchase an aggregate of 64,705 shares of common stock as of December 29, 2012.
(6)	Mr. Pavey held options to purchase an aggregate of 21,798 shares of common stock as of December 29, 2012.

(7)	Mr. Schlachte held options to purchase an aggregate of 43,596 shares of common stock as of December 29, 2012.
(8)	Mr. Sherwin held options to purchase an aggregate of 21,798 shares of common stock as of December 29, 2012.
(9)	Mr. Thornley held options to purchase an aggregate of 43,596 shares of common stock as of December 29, 2012.

Non-Employee Director Compensation

Each non-employee member of our Board of Directors is entitled to receive an annual cash retainer of $25,000. In addition, each non-employee director serving on our audit committee, compensation committee, and nomination and corporate governance committee is entitled to an annual cash retainer of $6,000, $4,500, and $2,500, respectively, and the chair of each such committee is entitled to an additional annual cash retainer of $10,000, $3,000, and $2,500, respectively (such that the chair of each such committee receives a combined annual cash retainer of $16,000, $7,500 and $5,000, respectively). The retainer fees are paid quarterly in arrears on the first day of each calendar quarter.

Non-employee directors are entitled to an initial stock option award to purchase 21,798 shares of our common stock upon such director’s election to our board of Directors. Each initial option will vest in 25% of the shares after 12 months of board service and as to the remainder of the shares in a series of 36 successive equal monthly installments thereafter. Each year thereafter, each non-employee director continuing to serve on our board following our annual stockholders meeting will receive an annual stock option award to purchase 10,899 shares of our common stock. Each annual option will vest over 12 months in a series of 12 successive equal monthly installments. All such options will have an exercise price equal to the fair market value of our common stock on the date of the award. We have a policy of reimbursing directors for travel, lodging, and other reasonable expenses incurred in connection with their attendance at board or committee meetings.

In August 2012, in connection with our initial public offering, Messrs. D’Addario, Pavey and Sherwin began participating in our compensation program generally available for non-employee directors. As a result, they each received an option to purchase 21,798 shares of common stock, the number of shares subject to the initial stock option award which newly-appointed non-employee directors receive upon joining our Board of Directors. Each of these options had a per-share exercise price of $15.93, the closing price of our common stock on the date of grant, and vest monthly over the forty-eight months following the grant date. An annual option grant for 10,899 shares will be made to each of our non-employee directors who continue serving on our Board of Directors following our 2013 annual stockholders meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT AND NON-AUDIT FEES

The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 29, 2012 and December 31, 2011 by Ernst & Young LLP, our principal independent registered public accounting firm.

	Fiscal Year Ended
	December 29, 2012	December 31, 2011
Audit Fees(1)	$919,766	$860,891
Audit-Related Fees	—	—
Tax Fees(2)	292,200	—
All Other Fees	—	—

Total Fees	$1,211,966	$860,891

(1)	Audit fees. This category includes Ernst & Young LLP’s audit of our annual consolidated financial statements and review of financial statements included in our quarterly reports on Form 10-Q, services rendered in connection with our Form S-1 and Form S-8 related to our initial public offering and services that are normally provided by independent registered public accountants in connection with regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or review of interim financial statements.

(2)	Tax Fees. This consists of fees incurred for a U.S. federal and a state research and development credit study, and tax advice on accounting method change and limitations on net income loss carry-forwards, in Fiscal Year 2012.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee pre-approves specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

The Audit Committee of the Board of Directors consists of the three non-employee directors named below and operates under a written charter adopted by the Board. The Board annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that John H. Allen is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for selecting and engaging our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in its Charter, which the Board adopted and which the Audit Committee reviews on an annual basis.

Our management is responsible for preparing our financial statements and our financial reporting process. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles as of the end of the fiscal year.

The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2012 (“10-K”).

The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by the independent registered public accounting firm with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Ernst & Young LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 10-K for filing with the Securities and Exchange Commission.

Submitted by the following members of the Audit Committee:

John H. Allen, Chairman

Gary A. Monetti

Anthony S. Thornley

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Peregrine Semiconductor under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors divided into three classes, with the terms of office of each class ending in successive years. The term of the directors currently serving in Class I expire on the date of the Annual Meeting. The directors in Class II and Class III will continue in office until their terms expire at the 2014 and 2015 Annual Meeting of stockholders, respectively. The directors elected in Class I at the Annual Meeting will hold office until the 2016 Annual Meeting of stockholders or until their successors are duly elected and qualified. The nominees for director in Class I and the other directors who will continue in office for terms extending beyond the Annual Meeting, their ages as of April 1, 2013, their positions and offices held with the Company and certain biographical information are set forth below.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The three nominees for director in Class I receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

NOMINEES FOR DIRECTORS IN CLASS I

Name	Age	Positions and Offices Held With the Company
James S. Cable, Ph.D.	54	Chief Executive Officer, President and Chairman
Paul N. D’Addario.	60	Director
Gary A. Monetti.	54	Director

We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted below.

DIRECTORS IN CLASS II CONTINUING IN OFFICE UNTIL THE 2014 ANNUAL MEETING OF STOCKHOLDERS

Name	Age	Positions and Offices Held With the Company
John H. Allen	61	Director
Robert D. Pavey	70	Director
Carl P. Schlachte.	49	Director

DIRECTORS IN CLASS III CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Name	Age	Positions and Offices Held With the Company
Jeffrey K. Belk	50	Director
Elton B. Sherwin	59	Director
Anthony S. Thornley.	66	Director

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE NOMINEES FOR DIRECTORS IN CLASS I:

JAMES S. CABLE, PH.D., PAUL N. D’ADDARIO AND GARY A. MONETTI

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 28, 2013

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE RATIFICATION THE APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 28, 2013.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Joel E. Keller Corporate Secretary

April 25, 2013

ANNUAL MEETING OF STOCKHOLDERS OF

PEREGRINE SEMICONDUCTOR CORPORATION

May 20, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://investors.psemi.com/annuals.cfm

$        Please detach along perforated line and mail in the envelope provided IF you are not voting via Internet.        $

¢	20330000000000000000 9	052013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	To elect three Class I directors to serve until the 2016 annual meeting of stockholders:				2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES:
		¡	James S. Cable, Ph.D.
		¡	Paul N. D’Addario
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Gary A. Monetti

☐	FOR ALL EXCEPT (See instructions below)
.
.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF STOCKHOLDERS OF

PEREGRINE SEMICONDUCTOR CORPORATION

May 20, 2013

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://investors.psemi.com/annuals.cfm

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

$ Please detach along perforated line and mail in the envelope provided.$

¢	20330000000000000000 9	052013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	To elect three Class I directors to serve until the 2016 annual meeting of stockholders:				2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL NOMINEES	NOMINEES:
		¡	James S. Cable, Ph.D.
		¡	Paul N. D’Addario
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Gary A. Monetti

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

	0	¢

PEREGRINE SEMICONDUCTOR CORPORATION

Proxy for Annual Meeting of Stockholders on May 20, 2013

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints James S. Cable, Ph.D. and Jay C. Biskupski, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Peregrine Semiconductor Corporation, to be held May 20, 2013 at 9450 Carroll Park Drive, San Diego, California, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

¢	14475	¢